UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2021

Date of Report (Date of earliest event reported)

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-837-7977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/7 of an ordinary share	ALSAU	The Nasdaq Stock Market LLC
Ordinary Share, par value $0.001	ALSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of an ordinary share	ALSAW	The Nasdaq Stock Market LLC
Rights, each to receive one-seventh (1/7) of one ordinary share	ALSAR	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 13, 2021, the registration statement (File No. 333-257521) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Alpha Star Acquisition Corporation, a Cayman Islands exempt company (the “Company”), was declared effective by the Securities and Exchange Commission.

On December 15, 2021, the Company consummated the IPO of 11,500,000 units (the “Units”), including the underwriters exercise in full the over-allotment option for an additional 1,500,000 Units. Each Unit consists of one ordinary share, par value $0.001 per ordinary share (“Share”), one redeemable warrant (“Warrant”) entitling its holder to purchase one-half (1/2) of one Share at a price of $11.50 per Share, and one right to receive one-seventh (1/7) of one Share upon the consummation of the Company’s initial business combination.

The Company’s Units commenced trading on the Nasdaq Global Market tier of the Nasdaq Stock Market under the symbol “ALSAU”. Once the securities comprising the units begin separate trading, the shares, rights, and warrants are expected to be listed on Nasdaq under the symbols “ALSA”, “ALSAR” and “ALSAW”, respectively.

As of the closing, the Company consummated the private placement (“Private Placement”) with its sponsor, A-Star Management Corp., a British Virgin Islands company (“Sponsor”) for the purchase of 330,000 Units (the “Private Units”) at a price of $10.00 per Private Unit, resulting in gross proceeds of $3,300,000. Each Private Unit purchased by the Sponsor consists of one Share, one right to receive one-seventh (1/7) of a Share upon the consummation of a business combination and one private placement warrant exercisable to purchase one-half (1/2) of one Share at a price of $11.50 per full Share.

The Sponsor had previously advanced expenses or loaned the Company the sum of $300,000, evidenced by a note dated March 26, 2021, which loan and advances was payable upon the earlier of completion of the IPO or December 31, 2021. In connection with the completion of the IPO, the note was repaid in full via an offset of a portion of the purchase price payable by the Sponsor in the Private Placement.

As of December 15, 2021, a total of $115,682,250 of the net proceeds from the IPO and the Private Placement transaction completed with the Sponsor, was deposited in a trust account established for the benefit of the Company’s public shareholders with Wilmington Trust, National Association acting as trustee. The amount of funds currently held in the trust account in excess of $115,000,000 will be transferred to the Company’s escrow cash account for use as its working capital.

If we are unable to complete our business combination within 9 months from the closing of IPO (September, 2022) (or up to 21 months from the closing of the IPO if we extend the period of time to consummate a business combination, which may be accomplished only if the sponsor deposits additional funds into the trust account), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.

An audited balance sheet as of December 15, 2021 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement is included on this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Balance sheet dated as of December 15, 2021

Alpha Star Acquisition Corporation

Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of December 15, 2021 by the undersigned hereunto duly authorized.

ALPHA STAR ACQUISITION CORPORATION

By:	/s/ Zhe Zhang
Zhe Zhang, Chief Executive Officer

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